As filed with the Securities and Exchange Commission on April 1, 2010

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNIFIRST CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	04-2103460
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

68 Jonspin Road

Wilmington, MA 01887

(Address of principal executive offices) (Zip Code)

UniFirst Corporation 1996 Stock Incentive Plan (Full title of the plan)

Ronald D. Croatti

President and Chief Executive Officer

UniFirst Corporation

68 Jonspin Road

Wilmington, MA 01887

(Name and address of agent for service of process)

(978) 658-8888

(Telephone number, including area code, of agent for service)

With copy to: Raymond C. Zemlin Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109-2881 (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.10 per share	700,000 shares	$53.42	$37,394,000	$2,667

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock of UniFirst Corporation that become issuable under the UniFirst Corporation 1996 Stock Incentive Plan, as amended, by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration, which results in an increase in the number of the outstanding shares of Common Stock of UniFirst Corporation.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The registration fee is based upon the average of the high and low prices of shares of Common Stock of UniFirst Corporation as reported on the New York Stock Exchange on March 26, 2010.

INTRODUCTORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by UniFirst Corporation (the “Registrant”) for the purpose of registering an additional 700,000 shares of Common Stock, par value $0.10 per share, which may be issued pursuant to the UniFirst Corporation 1996 Stock Incentive Plan, as amended (the “Plan”). Following the registration of the additional 700,000 shares under this Registration Statement, a total of 1,500,000 shares will be registered under the Plan.

The securities subject to this Registration Statement are of the same class as other securities for which Registration Statements on Form S-8 were previously declared effective by the Securities and Exchange Commission (the “Commission”). Accordingly, pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement, unless specified herein, the contents of the Registration Statements on Form S-8 previously filed with the Commission on: (i) February 3, 2000 (File No. 333-96097), (ii) February 13, 2002 (File No. 333-82682) and (iii) April 16, 2007 (File No. 333-142138).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description of Exhibit
4.1	Restated Articles of Organization (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on July 5, 2006 and incorporated herein by reference)

4.2	Articles of Amendment dated January 13, 1988 (previously filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K on July 5, 2006 and incorporated herein by reference)

4.3	Articles of Amendment dated January 21, 1993 (previously filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K on July 5, 2006 and incorporated herein by reference)

4.4	By-laws (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on January 10, 2008 and incorporated herein by reference)

4.5	Specimen Stock Certificate for Shares of Common Stock (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on July 5, 2006 and incorporated herein by reference)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included as part of the signature page to this Registration Statement)

____________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Massachusetts, on this 1st day of April, 2010.

UNIFIRST CORPORATION

By: /s/ Ronald D. Croatti

Ronald D. Croatti

Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Ronald D. Croatti such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Ronald D. Croatti Ronald D. Croatti	Chairman, Chief Executive Officer and President (Principal Executive Officer)	April 1, 2010

/s/ Steven S. Sintros Steven S. Sintros	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 1, 2010

/s/ Phillip L. Cohen Phillip L. Cohen	Director	April 1, 2010

/s/ Robert F. Collings Robert F. Collings	Director	April 1, 2010

/s/ Cynthia Croatti Cynthia Croatti	Director	April 1, 2010

/s/ Anthony F. DiFillippo Anthony F. DiFillippo	Director	April 1, 2010

/s/ Donald J. Evans Donald J. Evans	Director	April 1, 2010

/s/ Michael Iandoli Michael Iandoli	Director	April 1, 2010

/s/ Thomas S. Postek Thomas S. Postek	Director	April 1, 2010

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
4.1	Restated Articles of Organization (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on July 5, 2006 and incorporated herein by reference)

4.2	Articles of Amendment dated January 13, 1988 (previously filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K on July 5, 2006 and incorporated herein by reference)

4.3	Articles of Amendment dated January 21, 1993 (previously filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K on July 5, 2006 and incorporated herein by reference)

4.4	By-laws (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on January 10, 2008 and incorporated herein by reference)

4.5	Specimen Stock Certificate for Shares of Common Stock (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on July 5, 2006 and incorporated herein by reference)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included as part of the signature page to this Registration Statement)

____________

* Filed herewith.